Exhibit 99.1

OCCIDENTAL ANNOUNCES CASH TENDER OFFERS AND CONSENT SOLICITATIONS FOR CERTAIN OF ITS SENIOR NOTES

HOUSTON, June 25, 2020 – Occidental Petroleum Corporation (“Occidental”) (NYSE: OXY) today announced that it has commenced offers to purchase for cash (collectively, the “Tender Offers” and each a “Tender Offer”) its outstanding senior notes listed in the table below and Consent Solicitations (as defined below), upon the terms and conditions described in Occidental’s Offer to Purchase and Consent Solicitation Statement, dated June 25, 2020 (the “Offer to Purchase”).

			Dollars per $1,000 Principal Amount of Notes
Series of Notes	CUSIP Number/ISIN	Aggregate Principal Amount Outstanding ($)	Acceptance Priority Level	Tender Offer Consideration(1) ($)	Early Tender Premium ($)	Total Consideration(1)(2) ($)
4.10% Senior Notes due 2021	674599BY0 / US674599BY08	$1,248,777,000	1	$955.00	$50.00	$1,005.00
Floating Interest Rate Notes due February 2021	674599CT0 / US674599CT04	$500,000,000	2	$940.00	$50.00	$990.00
4.850% Senior Notes due 2021	674599CZ6 / US674599CZ63	$653,019,000	3	$957.50	$50.00	$1,007.50
2.600% Senior Notes due 2021	674599CU7 / US674599CU76	$1,500,000,000	4	$935.00	$50.00	$985.00
Floating Interest Rate Notes due August 2021	674599CV5 / US674599CV59	$500,000,000	5	$920.00	$50.00	$970.00
3.125% Senior Notes due 2022	674599CC7 / US674599CC78	$813,690,000	6	$935.00	$50.00	$985.00
2.600% Senior Notes due 2022	674599CK9 / US674599CK94	$400,000,000	7	$925.00	$50.00	$975.00
2.700% Senior Notes due 2022	674599CP8 / US674599CP81	$2,000,000,000	8	$920.00	$50.00	$970.00
Floating Interest Rate Notes due August 2022	674599CQ6 / US674599CQ64	$1,500,000,000	9	$885.00	$50.00	$935.00

(1)	Does not include accrued but unpaid interest, which will also be payable as provided in the Offer to Purchase.

(2)	Includes the Early Tender Premium (as defined below).

Occidental is offering to purchase up to a maximum aggregate purchase price, excluding accrued but unpaid interest, equal to $1,500 million (subject to increase by Occidental, the “Maximum Aggregate Purchase Price”) of Occidental’s 4.10% Senior Notes due 2021 (the “4.10% 2021 Notes”), Floating Interest Rate Notes due February 2021 (the “Floating Rate February 2021 Notes”), 4.850% Senior Notes due 2021 (the “4.850% 2021 Notes”), 2.600% Senior Notes due 2021 (the “2.600% 2021 Notes”), Floating Interest Rate Notes due August 2021 (the “Floating Rate August 2021 Notes”), 3.125% Senior Notes due 2022 (the “3.125% 2022 Notes”), 2.600% Senior Notes due 2022 (the “2.600% 2022 Notes”), 2.700% Senior Notes due 2022 (the “2.700% 2022 Notes”) and Floating Interest Rate Notes due August 2022 (the “Floating Rate August 2022 Notes” and, together with the 3.125% 2022 Notes, 2.600% 2022 Notes and 2.700% 2022 Notes, the “2022 Notes”; the 2022 Notes together with the 4.10% 2021 Notes, Floating Rate February 2021 Notes, 4.850% 2021 Notes, 2.600% 2021 Notes and Floating Rate August 2021 Notes, the “Notes”).
Subject to the Maximum Aggregate Purchase Price (and the Sub-Cap, as defined below), which is subject to increase by Occidental, the amount of a series of Notes that is purchased in the Tender Offers on the Early Settlement Date or the Settlement Date, as applicable (each defined below), will be based on the order of priority (the “Acceptance Priority Level”) for the Notes as set forth in the table above, subject to the proration arrangements applicable to the Tender Offers. Subject to the Maximum Aggregate Purchase Price and the Acceptance Priority Levels, the maximum aggregate purchase price to be paid by Occidental for the 2022 Notes, excluding accrued but unpaid interest, will be limited to $250 million (subject to increase by Occidental, the “Sub-Cap”).

The Tender Offers will expire at 11:59 p.m., New York City time, on July 23, 2020, unless extended or terminated by Occidental (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offers and Consent Solicitations, the consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offers will be the applicable tender offer consideration for such series of Notes set forth in the above table (with respect to each series of Notes, the “Tender Offer Consideration”). Holders of Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on July 9, 2020 (subject to extension, the “Early Tender Time”) and accepted for purchase pursuant to the applicable Tender Offer will receive the applicable Tender Offer Consideration and the applicable early tender premium for such series of Notes as set forth in the table above (the “Early Tender Premium” and, together with the applicable Tender Offer Consideration, the “Total Consideration”). Holders of Notes tendering their Notes after the Early Tender Time will receive the applicable Tender Offer Consideration but will not be eligible to receive the Early Tender Premium. All holders of Notes validly tendered and accepted for purchase pursuant to the Tender Offers will also receive accrued and unpaid interest on such Notes from the last interest payment date with respect to those Notes to, but not including, the Early Settlement Date or Settlement Date, as applicable.

Notes that have been tendered may be withdrawn from the applicable Tender Offer prior to 5:00 p.m., New York City time, on July 9, 2020 (subject to extension, the “Withdrawal Deadline”). Holders of Notes tendered after the Withdrawal Deadline cannot withdraw their Notes or revoke their consents under the Consent Solicitation unless Occidental is required to extend withdrawal rights under applicable law. Occidental reserves the right, but is under no obligation, to increase the Maximum Aggregate Purchase Price or the Sub-Cap at any time, subject to applicable law. If Occidental increases the Maximum Aggregate Purchase Price or the Sub-Cap, it does not expect to extend the applicable Withdrawal Deadline, subject to applicable law.

Subject to the Maximum Aggregate Purchase Price, the Sub-Cap and proration, Occidental will purchase any Notes that have been validly tendered at or prior to the Early Tender Time and accepted in the applicable Tender Offer promptly following the Early Tender Time (such date, the “Early Settlement Date”). The Early Settlement Date is expected to occur on the second business day following the Early Tender Time. Settlement for Notes validly tendered after the Early Tender Time, but at or prior to the Expiration Date and accepted in the applicable Tender Offer, will be promptly following the Expiration Date (such date, the “Settlement Date”). The Settlement Date is expected to occur on the second business day following the Expiration Date.

If an aggregate principal amount of Notes validly tendered prior to the Early Tender Time is such that the aggregate purchase price for such Notes equals or exceeds the Maximum Aggregate Purchase Price, excluding accrued but unpaid interest, Occidental will not accept for purchase any Notes tendered after the applicable Early Tender Time and will, subject to the Sub-Cap, accept for purchase only the Notes validly tendered before the Early Tender Time pursuant to the Acceptance Priority Levels. Acceptance for tenders of Notes of a series may be subject to proration if the aggregate principal amount of such series of Notes validly tendered would result in an aggregate purchase price that exceeds the Maximum Aggregate Purchase Price or the Sub-Cap.

As part of the Tender Offers, Occidental is also soliciting consents (the “Consent Solicitations”) from the holders of the Notes for certain proposed amendments described in the Offer to Purchase that would, among other things, remove certain covenants and events of default contained in the indentures governing the Notes (the “Proposed Amendments”). Adoption of the Proposed Amendments with respect to each series of Notes requires the requisite consent applicable to each series of Notes as described in the Offer to Purchase (the “Requisite Consent”). Each holder tendering Notes pursuant to the Tender Offers must also deliver a consent to the Proposed Amendments pursuant to the related Consent Solicitation and will be deemed to have delivered their consents by virtue of such tender. Holders may not deliver consents without also tendering their Notes. The Proposed Amendments will not become operative until (i) Notes of the relevant series satisfying the Requisite Consent have been validly tendered and (ii) Occidental consummates the Tender Offer with respect to such series of Notes in accordance with its terms and in a manner resulting in the purchase of all Notes of such series validly tendered before the Early Tender Time (if the aggregate purchase price, excluding accrued but unpaid interest, of Notes validly tendered before the Early Tender Time equals or exceeds the Maximum Aggregate Purchase Price) or before the Expiration Date (if it does not). If the Proposed Amendments become operative with respect to a series of Notes, holders of that series of Notes that do not tender their Notes prior to the Expiration Date, or at all, will be bound by the Proposed Amendments, meaning that the Notes will no longer have the benefit of certain existing covenants contained in the applicable Indenture. In addition, such holders will not receive either the Tender Offer Consideration or the Early Tender Premium.

The Tender Offers are not conditioned upon the tender of any minimum principal amount of Notes of any series or on the delivery of a number of consents required to amend the Indenture with respect to any series of Notes. However, Occidental’s obligation to accept for purchase and to pay for any of the Notes in the Tender Offers is subject to the satisfaction or waiver of a number of conditions, including the completion by Occidental of a registered offering (the “Concurrent Offering”) of senior unsecured debt securities that results in net proceeds of at least $1,475 million, on terms and subject to conditions reasonably satisfactory to Occidental. The Tender Offers and Consent Solicitations are subject to, and conditioned upon, the satisfaction or waiver of certain other conditions described in the Offer to Purchase.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are the lead Dealer Managers and lead Solicitation Agents in the Tender Offers and Consent Solicitations. Global Bondholder Services Corporation has been retained to serve as the Tender Agent and Information Agent for the Tender Offers and Consent Solicitations. Persons with questions regarding the Tender Offers and Consent Solicitations should contact Citigroup Global Markets Inc. at (toll free) (800) 558-3745 or (collect) (212) 723-6106, J.P. Morgan Securities LLC at (toll free) (866) 834-4666 or (collect) (212) 834-2045, RBC Capital Markets, LLC at (toll free) (877) 381-2099 or (collect) (212) 618-7843 or Wells Fargo Securities, LLC at (toll-free) (866) 309-6316 or (collect) (704) 410-4756 . Requests for the Offer to Purchase should be directed to Global Bondholder Services Corporation at (banks or brokers) (212) 430-3774 or (toll free) (866) 807-2200 or by email to contact@gbsc-usa.com.

None of Occidental, the Dealer Managers and Solicitation Agents, the Tender Agent and Information Agent, the trustee under the indentures governing the Notes or any of their respective affiliates is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers and Consent Solicitations. Holders must make their own decision as to whether to participate in the Tender Offers and Consent Solicitations and, if so, the principal amount of Notes as to which action is to be taken.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. Neither this press release nor the Offer to Purchase is an offer to sell or a solicitation of an offer to buy debt securities in the Concurrent Offering or any other securities. The Tender Offers and Consent Solicitations are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Occidental by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause the results to differ include, but are not limited to: the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities and other third parties in response to the pandemic; our indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations; our ability to successfully monetize select assets, repay or refinance our debt and the impact of changes in our credit ratings; assumptions about energy markets; global and local commodity and commodity-futures pricing fluctuations, including the sharp decline in crude oil prices that occurred in the first quarter of 2020 and has continued through the second quarter of 2020; supply and demand considerations for, and the prices of, our products and services; actions by OPEC and non-OPEC oil producing countries; results from operations and competitive conditions; future impairments of our proved and unproved oil and gas properties or equity investments, or write-downs of productive assets, causing charges to earnings; unexpected changes in costs; availability of capital resources, levels of capital expenditures and contractual obligations; the regulatory approval environment, including our ability to timely obtain or maintain permits or other governmental approvals, including those necessary for drilling and/or development projects; our ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected synergies, restructuring, increased costs and adverse tax consequences; uncertainties and liabilities associated with acquired and divested properties and businesses; uncertainties about the estimated quantities of oil, natural gas and natural gas liquid reserves; lower-than-expected production from development projects or acquisitions; our ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes and improve our competitiveness; exploration, drilling and other operational risks; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver our oil and natural gas and other processing and transportation considerations; general economic conditions, including slowdowns, domestically or internationally, and volatility in the securities, capital or credit markets; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; governmental actions and political conditions and events; legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations, retroactive royalty or production tax regimes, deepwater and onshore drilling and permitting regulations, and environmental regulation (including regulations related to climate change); environmental risks and liability under international, provincial, federal, regional, state, tribal, local and foreign environmental laws and regulations (including remedial actions); potential liability resulting from pending or future litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber-attacks or insurgent activity; the creditworthiness and performance of our counterparties, including financial institutions, operating partners and other parties; failure of risk management; our ability to retain and hire key personnel; reorganization or restructuring of our operations; changes in state, federal, or foreign tax rates; and actions by third parties that are beyond our control.

Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of this press release. Unless legally required, we undertake no obligation to update, modify or withdraw any forward-looking statements, as a result of new information, future events or otherwise. Factors that could cause actual results to differ and that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of Occidental’s Annual Report on Form 10-K for the year ended December 31, 2019, and in Occidental’s other filings with the U.S. Securities and Exchange Commission.

Contacts
Media:
Melissa E. Schoeb
Vice President, Corporate Affairs
713-366-5615
Investor:
Jeff Alvarez
Vice President, Investor Relations
713-215-7864